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EXHIBIT  99.16


FOR IMMEDIATE RELEASE

EUROTECH, LTD. ANNOUNCES INTENT TO ACQUIRE MAJORITY CONTROLLING INTEREST IN SWISSRAY INTERNATIONAL INC.

FAIRFAX, Va.--(BUSINESS WIRE)--Aug. 23, 2002--Eurotech, Ltd. (AMEX:EUO - News), www.eurotechltd.com, announced today that it has entered into a non-binding letter of intent with Hillcrest Avenue LLC ("Hillcrest") to acquire Hillcrest's majority controlling interest in Swissray International, Inc. (OTC Bulletin
Board: SRMI.OB- News), www.Swissray.com ("Swissray"), in an all stock transaction. Swissray is engaged in the design, manufacturing and marketing of proprietary direct digital Radiography (ddR) technology. This technology is utilized by the medical imaging marketplace to provide high quality digital radiographic images in seconds and at a lower cost than conventional radiography.

The terms of the letter of intent contemplate payment to Hillcrest in the range of $40 to $60 million stated value in the form of a new series of Eurotech 3% pay-in-kind ("PIK"), Five-Year Cumulative Convertible Preferred Stock. While terms of the Convertible Preferred Stock, including the principal amount, definitive stated value and redemption terms, remain to be finalized pending due diligence review, it is anticipated that the Convertible Preferred Stock will not be convertible into shares of common stock without the consent of Eurotech until two years after issuance and that the conversion rate will be related to the market price of Eurotech common stock at the time of conversion.

Swissray, located in Elmsford, New York, and Lucerne, Switzerland, is a worldwide leader in the market for direct digital radiography diagnostic imaging devices for the health care industry. These diagnostic imaging devices include X-ray equipment, computer tomography (CT) systems and magnetic resonance imaging
(MRI) systems for three-dimensional projections, nuclear medicine (NM) imaging devices and ultrasound devices. Swissray manufactures and sells diagnostic X-ray equipment for all radiological applications other than mammography and dentistry. In addition, Swissray sells imaging systems and components and accessories for X-ray equipment manufactured by third parties and provides services related to diagnostic imaging. Swissray's annual gross revenues exceed $20 million.

Any acquisition by Eurotech of the controlling interest in Swissray will require approval by Eurotech's shareholders, as well as the approval of an additional listing application by the American Stock Exchange. Any such acquisition will also require that Eurotech procure adequate working capital for Swissray and is subject to completion of due diligence. Following the acquisition, Eurotech anticipates that it will restructure its corporate assets and management organization in order to gain further corporate management efficiency and reduce operating costs. Hillcrest and Woodward LLC, a major investor in Eurotech, may be deemed to be "affiliates" of each other within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules thereunder.

Eurotech's Vice Chairman Chad A. Verdi stated, "An acquisition of the majority controlling interest in Swissray, along with the financial restructuring currently being negotiated with Woodward LLC, is intended to improve the financial future for both the corporation and our shareholders. This transaction, if completed, along with reductions in operating cost structure, is designed to leave us with a healthy business going forward."

With respect to the corporate asset and management restructuring of Eurotech that has taken place to date, Chad A Verdi stated "Much good work has been accomplished to date by our dedicated team of employees, consultants, and directors. Even so, much more hard work lies ahead of us. We anticipate additional changes that will increase the visibility to our independent directors and we also appreciate the continued support and confidence of Woodward LLC."

In light of the resignation of Todd J. Broms on August 21st, as President and Chief Executive Officer, Chairman Don Hahnfeldt reassumed these duties of Eurotech, Ltd. on an interim basis to facilitate the corporate restructuring process until completion.
Mr. Broms' resignation stated that he was resigning for "personal reasons."

ABOUT EUROTECH,LTD.
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Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential.

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Our emerging technology business segment develops and markets chemical and electronic technologies designed for use in Homeland and Environmental Security. Our portfolio of technologically advanced products includes (i) proprietary materials created to specifically solve the serious problems of how nuclear and other hazardous wastes are cost effectively contained, (ii) advanced performance materials for use in industrial products such as coatings and paints, (iii) automatic detection of explosives and illicit materials, and (iv) cryptographic systems for secure communications, all of which can be used in Homeland and Environmental Security.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
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1995
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Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech officials during presentations about Eurotech, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").

Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology, a rejection of the Company's products and technologies by the marketplace and disputes as to the Company's intellectual property rights. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech does business, among other things.

These statements are not guarantees of future performance and Eurotech has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech's filings with the Securities and Exchange Commission.